UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

FLEETWOOD ENTERPRISES, INC
(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527
(Address of principal executive offices)

Registrant’s telephone number, including area code (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 29, 2004, the registrant and certain of its subsidiaries entered into a Second Amendment to its Amended and Restated Credit Agreement dated as of May 14, 2004 with Bank of America, N.A., and the other lender parties thereto.

The amendment simplifies the procedures under the Credit Agreement to enable the registrant to form new subsidiaries, and in the meantime authorizes the registrant to form three new subsidiaries in connection with various potential and ongoing business activities.  The amendment also authorized the registrant to enter into a $1,000,000 guarantee of the obligations of a subsidiary under a contract with a service provider, and to enter into further unsecured guarantees if required under federal franchise laws.  In addition, the amendment authorizes the registrant to provide a guarantee of the obligations of its Fleetwood Retail Corp. subsidiary under a lease to be entered into for an office building in Houston, Texas.

A copy of the amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Second Amendment dated November 29, 2004 to Amended and Restated Credit Agreement dated as of May 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: December 2, 2004

	By:	/s/ Leonard J. McGill

Leonard J. McGill

Senior Vice President-Corporate Finance, Chief Governance Officer

Index to Exhibits

           (c)       Exhibits.

10.1	Second Amendment dated November 29, 2004 to Amended and Restated Credit Agreement dated as of May 14, 2004.